Exhibit 4.15

EXECUTION VERSION

INVESTOR SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of May 3, 2022, by and among MICO IVD HOLDINGS, LLC, as Subordinated Lender party to the Junior Convertible Note described below (including its successors and assigns in such capacity from time to time, the “Subordinated Lender”) and PERCEPTIVE CREDIT HOLDINGS III, LP, as agent for the Senior Lenders party to the Senior Credit Agreement described below (including its successors and assigns in such capacity from time to time, the “Senior Agent”).

R E C I T A L S

A.   TRINITY BIOTECH, INC., a Delaware corporation (“U.S. Holdings”), FITZGERALD INDUSTRIES INTERNATIONAL, INC., a Delaware corporation (“U.S. Fitzgerald”) CLARK LABORATORIES, INC. (d/b/a Trinity Biotech (USA)), a New York corporation (“U.S. Clark”), BIOPOOL US INC., a Delaware corporation (d/b/a Trinity Biotech Distribution) (“U.S. Biopool”), PRIMUS CORPORATION, a Missouri corporation (“U.S. Primus”), MARDX DIAGNOSTICS, INC., a California corporation (“U.S. MarDx”), IMMCO DIAGNOSTICS, INC., a Delaware corporation (“U.S. Immco” and together with U.S. Holdings, U.S. Fitzgerald, U.S. Clark, U.S. Biopool, U.S. Primus and U.S. MarDx, each a “Borrower” and collectively, the “Borrowers”), TRINITY BIOTECH PLC, a company organized under the laws of Ireland (“Parent”), certain other guarantors from time to time parties thereto (together with Parent, the “Guarantors”), the lenders party thereto and their respective successors and assigns (collectively, the “Senior Lenders”) and Senior Agent have entered into that certain Credit Agreement and Guaranty, dated as of December 15, 2021 (as the same may be amended, supplemented restated or otherwise modified from time to time, the “Senior Credit Agreement”), pursuant to which, among other things, the Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Credit Agreement, to make certain loans and financial accommodations to the Borrowers. All of the Borrowers’ and Guarantors’ obligations to Senior Agent and the Senior Lenders under the Senior Credit Agreement and the other Senior Loan Documents (as hereinafter defined) are secured on a first priority basis by liens on and security interests in substantially all of the now existing and hereafter acquired real and personal property of the Borrowers (collectively, the “Collateral”).

B.   Parent and Subordinated Lender have entered into that certain Junior Convertible Note, dated as of May 3, 2022 (as amended, supplemented restated or otherwise modified from time to time, the “Subordinated Note”), pursuant to which, among other things, the Subordinated Lender has agreed, subject to the terms and conditions set forth in the Subordinated Note, to make certain loans and financial accommodations to Parent.

C.   As an inducement to and as one of the conditions precedent to the agreement of Senior Agent and the Senior Lenders to permit the transactions contemplated by the Subordinated Note, Senior Agent and the Senior Lenders have required the execution and delivery of this Agreement by Subordinated Lender and the acknowledgement by the Borrowers and the Guarantors in order to set forth the relative rights and priorities of Senior Agent and the Senior Lenders, on the one hand, and the Subordinated Lender, on the other hand, under the Senior Loan Documents and the Subordinated Debt Documents.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.	Definitions. The following terms shall have the following meanings in this Agreement:

“Bankruptcy Code” shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Distribution” means, with respect to any indebtedness, obligation or security, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness, obligation or security or (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security by any Person. Conversion of the Subordinated Debt into Qualified Equity Interests (as defined in the Senior Loan Agreement) of Parent shall be deemed to not constitute a “Distribution.”

“Enforcement Action” shall mean (a) to take from or for the account of Parent of the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by Parent with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against Parent to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to exercise any put option or to cause Parent to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document, (e) to notify account debtors or directly collect accounts receivable or other payment rights of Parent or (f) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of the Obligors, including the Collateral. Conversion of the Subordinated Debt into Qualified Equity Interests (as defined in the Senior Loan Agreement) of Parent shall be deemed to not constitute an “Enforcement Action.”

“Obligors” means collectively, the Borrowers and the Guarantors.

“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Senior Debt” shall mean all obligations, liabilities and indebtedness of every nature of the Obligors from time to time owed to Senior Agent or any Senior Lender under the Senior Loan Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest, and all fees, costs and expenses, in each case whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.

“Senior Default” shall mean any “Event of Default” under the Senior Loan Documents, or any condition or event that, after notice or lapse of time or both, would constitute such an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.

“Senior Loan Documents” shall mean the Loan Documents (as such term is defined in the Senior Credit Agreement) and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.

“Subordinated Debt” shall mean all of the obligations of Parent to Subordinated Lender evidenced by or incurred pursuant to the Subordinated Debt Documents.

“Subordinated Debt Documents” shall mean the Subordinated Note and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.

2.	Subordination.

2.1   Subordination of Subordinated Debt to Senior Debt. The Obligors covenant and agree, and Subordinated Lender, by its acceptance of the Subordinated Debt Documents (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of all Senior Debt. Each holder of Senior Debt, whether such Senior Debt is now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

2.2   Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving the Obligors:

(a) All Senior Debt shall first be indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents shall be terminated before any Distribution, whether in cash, securities or other property, shall be made to Subordinated Lender or any Subordinated Lender on account of any Subordinated Debt.

(b) Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to Senior Agent (to be held and/or applied by Senior Agent in accordance with the terms of the Senior Loan Documents) until all Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents shall have been terminated. The Subordinated Lender, on behalf of itself and each Subordinated Lender, irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Senior Agent for application to the Senior Debt then outstanding. The Subordinated Lender, on behalf of itself and each Subordinated Lender, also irrevocably authorizes and empowers Senior Agent, in the name of Subordinated Lender, to demand, sue for, collect and receive any and all such Distributions.

(c) The Subordinated Lender, on behalf of itself and each Subordinated Lender, agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any liens and security interests securing the Senior Debt.

(d) Subordinated Lender, on behalf of itself and each Subordinated Lender, agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt reasonably requested by Senior Agent in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Senior Agent its agent and attorney- in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of Subordinated Lender promptly to do so prior to 15 business days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding upon the failure of Subordinated Lender to do so prior to 10 business days before the expiration of the time to vote any such claim; provided Senior Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Senior Agent votes any claim in accordance with the authority granted hereby, neither Subordinated Lender nor any Subordinated Lender shall be entitled to change or withdraw such vote.

(e) The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Lenders and the Subordinated Lender even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

2.3   Subordinated Debt Payment Restrictions. Notwithstanding the terms of the Subordinated Debt Documents, each of the Obligors hereby agrees that it may not make, and Subordinated Lender, on behalf of itself and each Subordinated Lender, hereby agrees that it will not accept, any Distribution with respect to the Subordinated Debt until the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents have terminated; provided that notwithstanding the foregoing, the Obligors shall be permitted to make payments of interest on the Subordinated Debt at a rate not in excess of 1.5% per annum so long as no Senior Default has occurred or is continuing; provided, further, that any payments of interest not made as result of a Senior Default having occurred or continuing may be made upon such Senior Default being waived by the Senior Lender.

2.4   Subordinated Debt Standstill Provisions. Until the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents shall be terminated Subordinated Lender shall not, without the prior written consent of Senior Agent, take any Enforcement Action with respect to the Subordinated Debt. Notwithstanding the foregoing, Subordinated Lender may file proofs of claim against Parent in any Proceeding involving Parent. Any Distributions or other proceeds of any Enforcement Action obtained by Subordinated Lender in violation of the foregoing prohibition shall in any event be held in trust by it for the benefit of Senior Agent and the Senior Lenders and promptly paid or delivered to Senior Agent for the benefit of the Senior Lenders in the form received until all Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents shall have been terminated.

2.5   Incorrect Payments. If any Distribution on account of the Subordinated Debt not permitted to be made by the Obligors or accepted by Subordinated Lender under this Agreement is made and received by Subordinated Lender, such Distribution shall not be commingled with any of the assets of Subordinated Lender, shall be held in trust by Subordinated Lender or such Subordinated Lender for the benefit of Senior Agent and the Senior Lenders and shall be promptly paid over to Senior Agent for application (in accordance with the Senior Loan Documents ) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is paid in full.

2.6   Agreement to Release Liens. Until the Senior Debt has been indefeasibly paid in full in cash and all lending commitments under the Senior Loan Documents have terminated, all obligations under the Subordinated Debt Documents shall be unsecured. In the event that Subordinated Lender is granted or obtains a security interest in or lien on any additional collateral of the Obligors as security for the Subordinated Debt, Subordinated Lender shall take all such actions necessary to release its security interest or lien and until such time that the security interest or lien is released, such security interest or lien shall be absolutely and unconditionally subject and subordinate in all respects to any security interest and/or lien which Senior Agent may have or hereafter acquires in the same collateral.

2.7   Application of Proceeds from Sale or other Disposition of the Collateral. In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Senior Loan Documents or as otherwise consented to by Senior Agent and the Senior Lenders until such time as the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents have been terminated.

2.8   Sale, Transfer or other Disposition of Subordinated Debt.

(a) Subordinated Lender shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document unless, prior to the consummation of any such action, the transferee thereof shall execute and deliver to Senior Agent an agreement joining such transferee as a party to this Agreement as a Subordinated Lender, as applicable, or an agreement substantially identical to this Agreement and reasonably satisfactory to Senior Agent in its sole discretion, providing for the continued subordination of the Subordinated Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of Senior Agent and the Senior Lenders arising under this Agreement.

(b) Notwithstanding the failure of any transferee to execute or deliver an agreement substantially identical to this Agreement and reasonably satisfactory to Senior Agent in its sole discretion, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Lender and each Subordinated Creditor, as provided in Section 10 hereof.

2.9   Legends. Until the termination of this Agreement in accordance with Section 16 hereof, Subordinated Lender will cause to be clearly, conspicuously and prominently inserted in the Subordinated Note and any other Subordinated Debt Document, as well as any renewals or replacements thereof, the following language:

“This Junior Convertible Note and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) dated as of May 3, 2022 among MiCo IVD Holdings, LLC as subordinated lender and Perceptive Credit Holdings III, LP as agent on behalf of senior lenders (“Senior Agent”), to the indebtedness (including interest) owed by the Obligors pursuant to that certain Credit Agreement and Guaranty dated as of December 15, 2021 among the borrowers party thereto (“Borrowers”), the guarantors from time to time party thereto (“Guarantors” and together with the Borrowers, the “Obligors”), Senior Agent and the lenders from time to time party thereto, as such Credit Agreement and Guaranty may be amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement as contemplated by the Subordination Agreement; and MiCo IVD Holdings, LLC under this Junior Convertible Note, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”

3.	Modifications.

3.1   Modifications to Senior Loan Documents. The Senior Lenders may at any time and from time to time without the consent of or notice to Subordinated Lender, without incurring liability to Subordinated Lender or any Subordinated Lender and without impairing or releasing the obligations of Subordinated Lender under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt.

3.2   Modifications to Subordinated Debt Documents. Until the Senior Debt has been indefeasibly paid in full in cash and all lending commitments under the Senior Loan Documents have terminated, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, neither Subordinated Lender nor Subordinated Lender shall, without the prior written consent of Senior Agent, agree to any amendment, modification or supplement to the Subordinated Debt Documents that (i) accelerates the regularly scheduled payment dates of principal amounts with respect to the Subordinated Debt from those in effect on the date hereof, (ii) shortens the stated maturity date of any Subordinated Debt from that in effect on the date hereof, (iii) modifies or adds any representation, warranty, covenant or event of default to be more restrictive than those in effect on the date hereof, (iv) grants or has the effect of granting a security interest in or lien on any Collateral of the Obligors as security for the Subordinated Debt and (v) increases the interest rate payable on the Subordinated Debt.

4.        Marshaling. Subordinated Lender, on behalf of itself and the Subordinated Lender, hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Senior Agent or the Senior Lenders to marshal any property of the Obligors for the benefit of Subordinated Lender and the Subordinated Lender.

5.	[Reserved].

6.       Subrogation. Subject to the indefeasible payment in full in cash of all Senior Debt and the termination of all lending commitments under the Senior Loan Documents, if Subordinated Lender makes a Distribution to Senior Agent or the Senior Lenders under this Agreement, Subordinated Lender shall be subrogated to the rights of Senior Agent and the Senior Lenders to receive Distributions with respect to the amount of such Distribution made by Subordinated Lender until the Subordinated Debt is paid in full. A Distribution made pursuant to this Agreement to Senior Agent or the Senior Lenders which otherwise would have been made to Subordinated Lender will not reduce the Subordinated Debt. Neither Senior Agent nor any Senior Lender shall have any obligation or duty to protect Subordinated Lender’s rights of subrogation arising pursuant to this Agreement or under any applicable law, nor shall Senior Agent or any Senior Lender be liable for any loss to, or impairment of, any subrogation rights held by Subordinated Lender; provided that Senior Agent agrees to take such actions as may be reasonably requested by Subordinated Lender in order to protect the subrogation rights of Subordinated Lender at the Obligors’ cost and expense, and to the extent such amounts are not paid by the Obligors, at Subordinated Lender’s cost and expense. Subordinated Lender agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a Proceeding or otherwise, any Distribution received by Subordinated Lender or any Subordinated Lender with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by Subordinated Lender or such Subordinated Lender in trust as property of the holders of the Senior Debt and Subordinated Lender shall forthwith deliver the same to Senior Agent for the benefit of the Senior Lenders for application to the Senior Debt until the Senior Debt is paid in full.

7.       Modification. Any modification or waiver of any provision of this Agreement by Senior Agent or Subordinated Lender, or any consent to any departure by Senior Agent or Subordinated Lender from the terms hereof, shall not be effective in any event unless the same is in writing and signed by each party hereto, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Notwithstanding the foregoing, the Obligors shall have no right to consent to or approve any amendment, modification or waiver of any provisions of this Agreement except to the extent its rights are directly and adversely affected or to the extent such amendment, modification or waiver directly imposes any additional or increased obligation or liability on the Obligors. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

8.       Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

9.       Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 1:00

p.m. (New York City time) or, if not, on the next succeeding business day, but in each case so long as confirmation of receipt is provided; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to Subordinated Lender:

MiCo IVD Holdings, LLC
Attention: Seon Kyu Jeon
Email: sun-q@mico.kr
Address: 85 Orchard Rd, Skillman, NJ 08558

If to an Obligor:

c/o Trinity Biotech plc
IDA Business Park,
Bray, Co. Wicklow, IrelandA98 H5C8
Attention: John Gillard, CFO
Telephone: +353 1 276 9800
Email: Lennotice@trinitybiotech.com

If to Senior Agent or the Senior Lenders:

PERCEPTIVE CREDIT HOLDINGS III, LP
c/o Perceptive Advisors LLC
51 Astor Place
10th Floor
New York, New York 10003
Attention: Sandeep Dixit
E-mail: Sandeep@perceptivelife.com; PCOFReporting@perceptivelife.com

With a copy to:

Chapman and Cutler LLP
1270 Avenue of the Americas, Floor 30
New York, NY 10020
Attention: Nicholas Whitney
Email: whitney@chapman.com
Facsimile: (212) 655-2547

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 9.

10.     Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Senior Agent, the Senior Lenders, Subordinated Lender and the Obligors. To the extent permitted under the Senior Loan Documents, the Senior Lenders may, from time to time, without notice to Subordinated Lender, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

11.     Relative Rights. This Agreement shall define the relative rights of Senior Agent, the Senior Lenders and the Subordinated Lender. Nothing in this Agreement shall (a) impair, as among the Obligors, Senior Agent and the Senior Lenders and as between Parent and the Subordinated Lender, the obligation of the Obligors with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Senior Agent, the Senior Lenders or the Subordinated Lender with respect to any other creditors of Parent.

12.     Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

13.     Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

14.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.     Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

16.     Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the indefeasible payment in full in cash of the Senior Debt and the termination of all lending commitments under the Senior Loan Documents after which this Agreement shall terminate without further action on the part of the parties hereto; provided, that if any payment is, subsequent to such termination, recovered from any holder of Senior Debt, this Agreement shall be reinstated.

17.     Applicable Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.

18.    CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF SUBORDINATED LENDER AND EACH OBLIGOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH OF SUBORDINATED LENDER AND EACH OBLIGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUBORDINATED LENDER AND EACH OBLIGOR AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

20.    WAIVER OF JURY TRIAL. SUBORDINATED LENDER, EACH OBLIGOR AND SENIOR AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR LOAN DOCUMENTS. EACH OF SUBORDINATED LENDER, EACH OBLIGOR AND SENIOR AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF SUBORDINATED LENDER, EACH OBLIGOR AND SENIOR AGENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

(Signature page follows)

IN WITNESS WHEREOF, Subordinated Lender and Senior Agent have caused this Agreement to be executed as of the date first above written.

SUBORDINATED LENDER: MICO IVD HOLDINGS, LLC By: Name: Seon Kyu Jeon Title: Manager

SIGNATURE PAGE SUBORDINATION AGREEMENT

SENIOR AGENT:

PERCEPTIVE CREDIT HOLDINGS III, LP

By: Perceptive Credit Opportunities GP, LLC, its general partner

By:
Name: Sandeep Dixit
Title: Chief Credit Officer

By:
Name: Sam Chawla
Title: Portfolio Manager

SIGNATURE PAGE SUBORDINATION AGREEMENT

Acknowledged and agreed:

BORROWERS:

TRINITY BIOTECH, INC.
FITZGERALD INDUSTRIES INTERNATIONAL, INC.
CLARK LABORATORIES, INC. (D/B/A TRINITY BIOTECH (USA))
BIOPOOL U.S., INC. (D/B/A TRINITY BIOTECH DISTRIBUTION)
PRIMUS CORPORATION
MARDX DIAGNOSTICS, INC.
IMMCO DIAGNOSTICS, INC.

By:
Name: Ronan O'Caoimh
Title: Director

PARENT:

TRINITY BIOTECH PLC

By:
Name: Ronan O'Caoimh
Title: Director

SIGNATURE PAGE SUBORDINATION AGREEMENT

GUARANTORS:

TRINITY RESEARCH LIMITED

By:
Name: Ronan O'Caoimh
Title: Director

TRINITY BIOTECH FINANCIAL SERVICES LIMITED

By:
Name: Ronan O'Caoimh
Title: Director

BENEN TRADING LIMITED (D/B/A FITZGERALD INDUSTRIES INTERNATIONAL)

By:
Name: Ronan O'Caoimh
Title: Director

TRINITY BIOTECH MANUFACTURING LIMITED

By:
Name: John Gillard
Title: CFO

TRINITY BIOTECH MANUFACTURING SERVICES LIMITED

By:
Name: Ronan O'Caoimh
Title: Director

TRINITY BIOTECH (JOINT VENTURE) LIMITED

By:
Name: Ronan O'Caoimh
Title: Director

SIGNATURE PAGE SUBORDINATION AGREEMENT

PHOENIX BIO-TECH CORP.

By:
Name: Ronan O'Caoimh
Title: Director

IMMCO DIAGNOSTICS (CANADA) INC.

By:
Name: Ronan O'Caoimh
Title: Director

NOVA CENTURY SCIENTIFIC INC.

By:
Name: Ronan O'Caoimh
Title: Director

SIGNATURE PAGE SUBORDINATION AGREEMENT